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                                  Exhibit 23.2

          Consent of Independent Accountants, Coopers & Lybrand L.L.P.


We consent to the incorporation by reference in the registration statement of Applied Digital Access, Inc. on Form S-8 of our report dated January 24, 1996, on our audits of the financial statements and financial statement schedule of Applied Digital Access, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K of Applied Digital Access, Inc. for the year ended December 31, 1995.



/s/ COOPERS & LYBRAND L.L.P.
San Diego, California
July 17, 1996